                         NOTICE OF GUARANTEED DELIVERY
                            TO TENDER FOR EXCHANGE
                11 1/4% SENIOR SECURED NOTES DUE 2008, SERIES B

                                      OF

                              FOUNTAIN VIEW, INC.

                                  PURSUANT TO

                      PROSPECTUS DATED FEBRUARY __, 1999

  This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the offer (the "Exchange Offer") of Fountain View, Inc., a Delaware corporation (the "Company"), to exchange $1,000 principal amount of its 11 1/4% Senior Subordinated Notes due 2008, Series B for each $1,000 principal amount of its outstanding 11 1/4% Senior Subordinated Notes due 2008 (the "Outstanding Notes") if (a) certificates representing the Outstanding Notes are not immediately available or (b) time will not permit the Outstanding Notes and all other required documents to reach the Exchange Agent on or prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined) by mail or hand delivery, or transmitted via facsimile, telegram or telex, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus dated February __, 1999 (the "Prospectus").

  THE EXCHANGE OFFER IS NOT BEING MADE TO (NOR WILL THE SURRENDER OF OUTSTANDING NOTES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF OUTSTANDING NOTES IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.


 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON ________, 1999, UNLESS EXTENDED. TENDERS OF 11 1/4% SENIOR SUBORDINATED NOTES DUE 2008 MAY ONLY BE WITHDRAWN UNDER THE CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

                 The Exchange Agent for the Exchange Offer Is:

            STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

   By Registered or Certified Mail:                    By Overnight Courier:                           By Hand before 4:30 P.M.:
    State Street Bank and Trust                    State Street Bank and Trust                       State Street Bank and Trust
   Company of California, N.A.                     Company of California, N.A.                       Company of California, N.A.
c/o State Street Bank and Trust Company     c/o State Street Bank and Trust Company         c/o State Street Bank and Trust Company
    Two International Place                          Two International Place                           Two International Place
  Boston, Massachusetts 02110                      Boston, Massachusetts 02110                       Boston, Massachusetts 02110
    Attention: Kellie Mullen                         Attention: Kellie Mullen                          Attention: Kellie Mullen

                          By Facsimile: 617-664-5290

              Confirm by Telephone to: Kellie Mullen 617-664-5587

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, TELEGRAM OR TELEX, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. if a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the principal amount of Outstanding Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

  Subject to and effective upon acceptance for exchange of the Outstanding Notes tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all Outstanding Notes tendered hereby. In the event of a termination of the Exchange Offer, the Outstanding Notes tendered pursuant thereto will be returned promptly to the tendering Outstanding Note holder.

  The undersigned hereby represents and warrants that the undersigned accepts the terms and conditions of the Prospectus and the Letter of Transmittal, has full power and authority to tender, sell, assign and transfer the Outstanding Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Outstanding Notes tendered.

  All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                         PLEASE SIGN AND COMPLETE

 Signature(s) of Registered
 Holder(s) or

                                            Addresses:
 Authorized Signatory:                      ---------------------------------
 ---------------------------------          ---------------------------------
 ---------------------------------          ---------------------------------
 ---------------------------------          Area Code and Telephone
 Name(s) of Registered Holder(s)            ---------------------------------
 No.:                                       ---------------------------------
 ---------------------------------
 ---------------------------------

   If Outstanding Notes will be delivered by a book-entry transfer, provide the following information:

 Principal Amount of Outstanding Notes Tendered: ___________________________

 Transaction Code No.: _____________________________________________________

 Certificate No(s). of Outstanding Notes (if available): ___________________

 Depository Account No.: ___________________________________________________

   This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Outstanding Notes exactly as their name(s) appear(s) on the Outstanding Notes or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information:

                   PLEASE PRINT NAME(S) AND ADDRESS(ES)

 Name(s): __________________________________________________________________

     _____________________________________________________________________

 Capacity: _________________________________________________________________

     _____________________________________________________________________

 Address(es): ______________________________________________________________

          ___________________________________________________________________

                                 GUARANTEE
                 (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), hereby guarantees that, within three business days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at a Book-Entry Transfer Facility) and all other required documents will be deposited by the undersigned with the Exchange Agent at one of its addresses set forth above.

 Name of Firm: _____________________________________________________________

 Authorized Signature: _____________________________________________________

 Address: __________________________________________________________________

 Name: _____________________________________________________________________

 Title: ____________________________________________________________________

 Area Code and Telephone No.: ______________________________________________

 Date: _____________________________________________________________________

 DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. ACTUAL SURRENDER OF NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS

                INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

  1. Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery is at the election and sole risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. In all cases, sufficient time should be allowed to assure timely delivery.

  2. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of this document and/or the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.